UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2023

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York	10154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities.

As of October 1, 2023, Blackstone Private Credit Fund (the “Fund”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on October 18, 2023) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of October 1, 2023 (number of shares finalized on October 18, 2023)	8,473,121	$213,776,851

Item 7.01. Regulation FD Disclosure.

October 2023 Distributions

On October 18, 2023, the Fund declared regular distributions for each class of its common shares of beneficial interest (the “Shares”) in the amounts per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distributions
Class I Common Shares	$0.2200	$0.0000	$0.2200
Class S Common Shares	$0.2200	$0.0179	$0.2021
Class D Common Shares	$0.2200	$0.0053	$0.2147

The distributions for each class of Shares are payable to shareholders of record as of the open of business on October 31, 2023 and will be paid on or about November 27, 2023.

These distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01. Other Events.

Net Asset Value

The net asset value (“NAV”) per share of each class of the Fund as of September 30, 2023, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of September 30, 2023
Class I Common Shares	$25.23
Class S Common Shares	$25.23
Class D Common Shares	$25.23

As of September 30, 2023, the Fund’s aggregate NAV was $26.2 billion, the fair value of its investment portfolio was $48.4 billion, and it had $23.4 billion of debt outstanding (at principal). The average debt-to-equity leverage ratio during September 2023 was approximately 0.88 times. As of September 30, 2023, the Fund had $34.9 billion in committed debt capacity, with 88% in floating rate leverage, of which 72% is secured, and 12% in fixed rate leverage, of which 94% is unsecured, based on drawn amounts.1 The Fund’s leverage sources are in the form of a corporate revolver (5%), asset-based credit facilities (44%), unsecured bonds (37%), secured short term indebtedness (less than 1%) and collateralized loan obligation (CLO) notes (14%) based on drawn amounts.

[1]

Certain Notes are classified for the purposes of this filing as floating rate as a result of the Fund entering into interest rate swaps to effectively swap fixed notes payments for floating rate payments.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $36.5 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing, reflective of transfers between share classes. The table below does not include Shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	322,821,374	$8.2 billion
Class S Common Shares	353,471,455	$9.0 billion
Class D Common Shares	13,644,020	$0.4 billion
Private Offering:
Class I Common Shares	498,536,582	$12.7 billion
Class S Common Shares	—	—
Class D Common Shares	—	—
Total Offering and Private Offering*	1,188,473,431	$30.3 billion

*	Amounts may not sum due to rounding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date: October 19, 2023	By:	/s/ Oran Ebel
	Name:	Oran Ebel
	Title:	Chief Legal Officer and Secretary